UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, Heritage Oaks Bancorp (the "Company"), issued a press release announcing the appointment of both Howard Gould and Stephen Yost to serve on the Boards of Directors of the Company and its subsidiary, Heritage Oaks Bank, effective March 10, 2014.The Company also announced the retirement of Director Larry Ward. He will continue to serve on the Boards of Directors of the Company and Heritage Oaks Bank, until May 28, 2014.

Item 8.01. Other Events.

On March 4, 2014, Heritage Oaks Bancorp issued a press release to announce the successful close of the acquisition of Mission Community Bancorp on February 28, 2014.

On February 26, 2014 the Board of Directors of Heritage Oaks Bancorp (the "Company"), set the Annual Shareholder Meeting Date (the "Meeting") for May 28, 2014 at 5:30 p.m. PST. The Annual meeting will be held at the Heritage Oaks Bank branch located at 400 S. River Road, Paso Robles, CA. The Board also set the Record Date for shareholders of record to vote at the Annual Meeting at March 31, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: March 4, 2014	By: /s/ WILLIAM RAVER William Raver Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release Dated March 4, 2014